Exhibit 10.1

February 10, 2016

Art’s-Way Manufacturing Co., Inc.

5556 Highway 9

Armstrong, IA 50514-7566

Re:	Obligation Paid in Full

Ladies and Gentlemen:

Reference is made to the Obligation (22 / 7431732097 / 42) dated as of May 1, 2013 between Art’s-Way Manufacturing Co., Inc. (the “Borrower”) and U.S. Bank National Association (the “Bank”).

This obligation is now paid in full and a request to release the mortgage for 101 Dayton Ave., Ames, IA 50010 has been processed.

Payoff As of February 10, 2016

Principal: $1,077,392.95

Interest:  $          802.66

Total Amount: $1,078,195.61

If you have any questions regarding this notice, please contact Doug Ragaller at (XXX)-XXX-XXXX.

Sincerely,

U.S. BANK NATIONAL ASSOCIATION

Doug Ragaller, Market President